Exhibit 4.5

Execution Version

SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE, dated as of January 26, 2021 (this “Supplemental Indenture”), to the Indenture, dated as of October 11, 2017, as supplemented by that certain First Supplemental Indenture, dated as of January 15, 2020 (as so supplemented, the “Original Indenture”), among Parsley Energy, LLC, a Delaware limited liability company (the “Company”), Parsley Finance Corp., a Delaware corporation (“Finance Corp.” and together with the Company, the “Issuers”), the Guarantors (as defined in the Original Indenture), and U.S. Bank, National Association, as Trustee (the “Trustee”).

WHEREAS, the Issuers, the Guarantors and the Trustee have executed and delivered the Original Indenture providing for the issuance of the Notes (as defined below);

WHEREAS, the Issuers have issued their 5.625% Senior Notes due 2027 (the “Notes”) pursuant to the terms, provisions and conditions thereof set forth in the Original Indenture;

WHEREAS, Pioneer Natural Resources Company, a Delaware corporation (“Pioneer”) and direct or indirect parent of the Issuers, as applicable, has offered to purchase for cash any and all of the outstanding Notes pursuant to the Offer to Purchase for Cash and Consent Solicitation, dated December 30, 2020, of Pioneer Natural Resources Company (the “Offer”);

WHEREAS, in connection with the Offer, Pioneer has requested that Holders of the Notes deliver their consents (the “Consent Solicitation”) with respect to the amendments set forth in Article II hereof (collectively, the “Amendments”);

WHEREAS, Section 9.02 of the Original Indenture provides that the Issuers, the Guarantors and the Trustee may, with the consent of the Holders of a majority in aggregate principal amount of the outstanding Notes, amend, supplement or waive the Indenture;

WHEREAS, in connection with the Consent Solicitation, the Holders of a majority in aggregate principal amount of the outstanding Notes have duly consented to the Amendments set forth in this Supplemental Indenture in accordance with Section 9.02 of the Original Indenture;

WHEREAS, in connection with this Supplemental Indenture, the Issuers have concurrently herewith delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel; and

WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture and to make this Supplemental Indenture valid and binding have been complied with or performed.

NOW, THEREFORE, for and in consideration of the foregoing premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein that is defined in the Original Indenture has the meaning assigned to such term in the Original Indenture. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Indenture” and each other similar reference contained in the Original Indenture shall, after this Supplemental Indenture becomes effective, refer to the Original Indenture as amended hereby.

ARTICLE 2

AMENDMENTS

Section 2.01. Amendments.

(a) The first paragraph of Section 3.03 of the Original Indenture is hereby amended and restated as follows:

“At least 3 days but not more than 60 days before a redemption date, the Issuers will mail or cause to be mailed by first class mail (or sent electronically if DTC is the recipient) a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be given more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Article 8 or 11 hereof.”

(b) The following sections or clauses of the Original Indenture and all references thereto are hereby deleted in their entirety and replaced with “[Reserved]”:

•	Section 4.03 “Reports”;

•	Section 4.04 “Compliance Certificate”;

•	Section 4.05 “Taxes”;

•	Section 4.07 “Restricted Payments”;

•	Section 4.08 “Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries”;

•	Section 4.09 “Incurrence of Indebtedness and Issuance of Preferred Stock”;

•	Section 4.10 “Asset Sales”;

•	Section 4.11 “Transactions with Affiliates”;

•	Section 4.12 “Liens”;

•	Section 4.13 “Business Activities”;

•	Section 4.15 “Offer to Repurchase Upon Change of Control”;

•	Section 4.16 “Additional Note Guarantees”;

•	Section 5.01 “Merger, Consolidation or Sale of Assets” (other than clauses (a)(1) and (2) thereof, which shall remain in effect);

•	Sections 6.01 (c), (d), (e), (f), (g), (h), (i) and (j) “Events of Default”; and

•	Section 10.04 “Guarantors May Consolidate, etc., on Certain Terms”.

Section 2.02. Definitions; References. Subject to Article 3 hereof, the Indenture is hereby amended by deleting any definitions from the Indenture with respect to which references would be eliminated as a result of the amendments of the Indenture pursuant to Section 2.01 hereof. To the extent any Article, Section, definition or paragraph of the Indenture has been amended or deleted from the Indenture pursuant to Section 2.01 hereof, any reference in any provision of the Indenture or any Note to such Article, Section, definition or paragraph shall be deemed so amended or disregarded in, and be deemed eliminated from, such provisions, as applicable.

ARTICLE 3

EFFECT; EFFECTIVENESS; RATIFICATION

Section 3.01. Effect of Supplemental Indenture. Except as amended hereby, all of the terms of the Original Indenture shall remain and continue in full force and effect and are hereby confirmed in all respects. From and after the date of this Supplemental Indenture, all references to the Original Indenture (whether in the Original Indenture or in any other agreements, documents or instruments) shall be deemed to be references to the Original Indenture as amended and supplemented by this Supplemental Indenture.

Section 3.02. Effectiveness. The provisions of this Supplemental Indenture shall be effective upon execution and delivery of this instrument by the parties hereto. Notwithstanding the foregoing sentence, the Amendments set forth in Article 2 shall become operative only at such time when a majority in aggregate principal amount of the outstanding Notes are purchased by Pioneer pursuant to the Offer. Pioneer will notify the Trustee in writing, which may be by email, of the occurrence of the date upon which the Amendments become operative.

Section 3.03. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Original Indenture and the Notes are in all respects ratified and confirmed, and all of the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture is executed as, and shall constitute an indenture supplemental to the Original Indenture and shall be construed in connection with and form a part of the Original Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

ARTICLE 4

MISCELLANEOUS PROVISIONS

Section 4.01. Concerning the Trustee. The Trustee makes no representations as to, and shall not be responsible in any manner whatsoever for or in respect of, the validity or sufficiency of this Supplemental Indenture. The recitals and statements herein are deemed to be those of the Issuers and the Guarantors and not of the Trustee.

Section 4.02. Governing Law. This Supplemental Indenture shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

Section 4.03. Separability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 4.04. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which will be deemed to be an original, but all such counterparts together will constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

ISSUERS:

PARSLEY ENERGY, LLC

By:	/s/ Richard P. Dealy
Name: Richard P. Dealy
Title: President and Chief Operating Officer

PARSLEY FINANCE CORP.

By:	/s/ Richard P. Dealy
Name: Richard P. Dealy
Title: President and Chief Operating Officer

GUARANTORS:

JAGGED PEAK ENERGY LLC

By:	/s/ Richard P. Dealy
Name: Richard P. Dealy
Title: President and Chief Operating Officer

PARSLEY SODE WATER LLC

By:	/s/ Richard P. Dealy
Name: Richard P. Dealy
Title: President and Chief Operating Officer

PARSLEY ADMINISTRATION, LLC

By:	/s/ Richard P. Dealy
Name: Richard P. Dealy
Title: President and Chief Operating Officer

SIGNATURE PAGE TO SECOND SUPPLEMENTAL INDENTURE

PARSLEY ENERGY OPERATIONS, LLC

By:	/s/ Richard P. Dealy
Name: Richard P. Dealy
Title: President and Chief Operating Officer

PARSLEY GP, LLC

By:	/s/ Richard P. Dealy
Name: Richard P. Dealy
Title: President and Chief Operating Officer

PARSLEY ENERGY, L.P.

By:	Parsley GP, LLC, its general partner

By:	/s/ Richard P. Dealy
Name: Richard P. Dealy
Title: President and Chief Operating Officer

PARSLEY MINERALS, LLC

By:	/s/ Richard P. Dealy
Name: Richard P. Dealy
Title: President and Chief Operating Officer

PARSLEY DE LONE STAR LLC

By:	/s/ Richard P. Dealy
Name: Richard P. Dealy
Title: President and Chief Operating Officer

SIGNATURE PAGE TO SECOND SUPPLEMENTAL INDENTURE

PARSLEY DE OPERATING LLC

By:	/s/ Richard P. Dealy
Name: Richard P. Dealy
Title: President and Chief Operating Officer

PARSLEY VERITAS ENERGY PARTNERS, LLC

By:	/s/ Richard P. Dealy
Name: Richard P. Dealy
Title: President and Chief Operating Officer

PARSLEY NOVUS LAND SERVICES LLC

By:	/s/ Richard P. Dealy
Name: Richard P. Dealy
Title: President and Chief Operating Officer

SIGNATURE PAGE TO SECOND SUPPLEMENTAL INDENTURE

TRUSTEE:

U.S. BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Michael K. Herberger
Name: Michael K. Herberger
Title: Vice President

SIGNATURE PAGE TO SECOND SUPPLEMENTAL INDENTURE